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                                                                    EXHIBIT 10.2
                                Superior TeleCom Inc.
                                    1790 Broadway
                               New York, New York 10019


                                       October 8, 1996

The Alpine Group Inc.
1790 Broadway
New York, New York 10019

Gentlemen:

         This letter will set forth the agreement between Superior TeleCom Inc. (the "Company") and The Alpine Group, Inc. ("Alpine") with respect to the shares of 6% Cumulative Preferred Stock of Superior Telecommunications Inc. ("Superior Preferred Stock") owned by Alpine and shares of Common Stock of the Company ("Common Stock"). The parties acknowledge that the Company intends to offer shares of Common Stock pursuant to a certain Underwriting Agreement to be entered into among the Company and the underwriters named therein (the "Underwriters") and as described in the Company's registration statement relating thereto (the "Registration Statement").

         In connection with the Reorganization, including the contribution by Alpine of the stock of Superior and DNE (each as defined in the Registration Statement), if the over-allotment option granted to the Underwriters by the Company is exercised, Alpine shall restore its ownership of the outstanding Common Stock to 50.1% by contributing to the capital of the Company a portion of the shares of Superior Preferred Stock owned by it in exchange for shares of Common Stock. The amount of Superior Preferred Stock to be contributed by Alpine shall be that number of shares having an aggregate liquidation value equal to the aggregate price paid by the Company (including brokers' commissions) for the shares of Common Stock to be transferred to Alpine. The Company shall acquire such shares of Common Stock through open market purchases or otherwise using only net proceeds of the exercise of the over-allotment option.

         Please execute this letter below to express your agreement to the foregoing.

                                       Very truly yours,

                                       SUPERIOR TELECOM INC.

                                       By:  /s/ David S. Aldridge
                                            ---------------------
                                            Chief Financial Officer
AGREED TO:
THE ALPINE GROUP, INC.

By: /s/ Bragi F. Schut
    ------------------
       Executive Vice President